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[LETTERHEAD]                                                          [LOGO]

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 14, 2000 relating to the financial statements of Beeland Management Company, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Nykiel, Carlin & Co., Ltd.
Schaumburg, Illinois

July 7, 2000